FOR IMMEDIATE RELEASE
April 25, 2005

Contact: William M. Gilfillan
Executive Vice President and Chief Financial Officer
Phone: (718) 855-3555

Atlantic Liberty Financial Corp.
Reports Earnings for Quarter and Year Ended March 31, 2005 and Declares Quarterly Dividend.

BROOKLYN, NY Atlantic Liberty Financial Corp,(Nasdaq:ALFC),the holding company of Atlantic Liberty Savings, F.A.(the "Bank") announced earnings of $380,000 or $0.24 per share ($0.23 on a fully diluted basis) for the quarter ended March 31, 2005 as compared to $312,000 or $0.20 per share for the quarter ended March 31, 2004 an increase of 21.8%. Earnings for the fiscal year ended March 31, 2005 increased 47.1% to $2,034,000 or $1.28 per share ($1.27 on a fully diluted basis) from $1,383,000 or $0.87 per share ($0.86 on a fully diluted basis) for fiscal 2004. Earnings for the year ended March 31, 2005 include $340,000 or $0.21 per share of non-recurring income received in connection with the settlement of litigation.

At its' April meeting, the Board of Directors declared a quarterly cash dividend of $0.07 per share to be paid on May 24, 2005 to shareholders of record on May 10, 2005.

The increase in earnings for the quarter ended March 31, 2005 was primarily due to increases of $129,000 in net interest income and $37,000 in non-interest income, partially offset by increases of $6,000 in non-interest expense and $92,000 in income tax expense. The increase in net interest income for the quarter ended March 31, 2005 compared to the comparable period in 2004 was attributable to a $23.8 million increase in interest earning assets, partially offset by a reduction in our net interest spread of 30 basis points to 3.73% from 4.03%. Net interest margin for the quarter ended March 31, 2005 compared to the same period in 2004 decreased 29 basis points to 4.01% from 4.30%.

Non-interest income increased $37,000 due principally to an increase of $55,000 in loan prepayment penalties and other miscellaneous mortgage fees, partially offset by decreases of $11,000 in savings and checking account fees, $2,000 in net appraisal fees, and $4,000 in miscellaneous income. The increase in non-interest expense for the quarter ended March 31, 2005 of $6,000 included increases of $34,000 in salaries and employee benefits, $15,000 in directors' compensation, $7,000 in equipment expense, and $13,000 in miscellaneous expense, partially offset by decreases of $57,000 in legal fees and $4,000 in advertising expense. There was no provision for loan losses during the three month periods ended March 31, 2005, and 2004. The allowance for loan losses was $737,000 or 0.61% of loans outstanding at March 31, 2005 as compared with $582,000 or 0.51% of loans outstanding at March 31, 2004. The allowance for loan losses at March 31, 2005 represented 832.6% of non-performing loans and 603.7% of non-performing loans at March 31, 2004. Non-performing loans represented 0.07% of total loans at March 31, 2005 and 0.08% of total loans at March 31, 2004.
The increase in earnings for the year ended March 31, 2005 was primarily due to increases of $749,000 in net interest income and $1,054,000 in non-interest income, partially offset by increases of $625,000 in non-interest expense, $125,000 in the provision for loan losses, and $402,000 in income tax expense. The increase in net interest income of $749,000 for the year ended March 31, 2005 as compared to fiscal 2004 resulted from an increase of $31.6 million in interest earning assets, partially offset by a decrease in our net interest spread of 33 basis points to 3.74% from 4.07%. Net interest margin for the year ended March 31, 2005 decreased 36 basis points to 4.00% from 4.36% in the prior fiscal year.

Non-interest income for the year ended March 31, 2005 increased $1,056,000 as compared to the year ended March 31, 2004 primarily due to a non-recurring litigation settlement of $825,000 and the receipt of life insurance proceeds of $33,000 as well as increases of $190,000 in loan prepayment penalty fees and other mortgage fees and $8,000 in savings and
checking fees.   The increase in non-interest expense of $625,000 was
primarily due to increases of $348,000 in salaries and benefits, $71,000 in Directors' compensation, $39,000 in equipment expense, $110,000 in legal expense and $57,000 in miscellaneous expense. There was a provision for loan losses during the year ended March 31, 2005 of $125,000. No provision was recorded during the year ended March 31, 2004. During the year ended March 31, 2004, we recorded a $98,000 recovery of a previously charged off loan.

Our assets increased $24.0 million or 15.0% to $184.0 million at March 31, 2005 from $160.0 million at March 31, 2004. During the year ended March 31, 2005, net loans receivable increased $7.0 million, or 6.3% to $120.1 million from $113.1 million. The increase resulted principally from new commercial mortgages of $10.9 million, $4.4 million, of which were purchased from other financial institutions as well as an increase of $11.2 million in one-to-four family mortgage loans.

During the year ended March 31, 2005, mortgage-backed securities classified as held to maturity increased $11.3 million, or 36.8%, to $42.0 million from $30.7 million at March 31, 2004, reflecting new purchases of $20.0 million, partially offset by pre-payments and amortization of $8.7 million. The increase in mortgage backed securities held to maturity reflects management's decision to implement a leveraged growth strategy to lock in a positive interest rate spread. Investment securities classified as held to maturity increased $2.0 million to $4.0 million at March 31, 2005 from $2.0 million at March 31, 2004.

The increase in assets was primarily funded by a net increase in advances from the Federal Home Loan Bank of New York (FHLB) of $20.2 million to $43.4 million at March 31, 2005 from $23.2 million at March 31, 2004. In addition, deposits of $109.1 million at March 31, 2005 increased $1.2 million or 1.1% from $107.9 million at March 31, 2004. Stockholders' equity increased $1.6 million, or 6.1%, to $27.8 million at March 31, 2005 primarily the result of including net income for the year ended March 31, 2005 of $2.0 million, partially offset by cash dividends of $428,000.

During the year ended March 31, 2005, the company purchased 28,191 shares of common stock in accordance with a previously approved stock repurchase plan and used 19,831 of the treasury shares to fund vested restrictive stock awards and the exercise of employee stock options. At March 31, 2005, the company has 27,760 treasury shares.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The company intends such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Reform Act of 1995 as amended and is including these statements for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identifiable by use of the words believe, expect, intend, anticipate, estimate, project, or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse affect on the operation and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provision; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the company's filings with the Securities and Exchange Commission.










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